UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 11, 2005

                     PERFORMANCE TECHNOLOGIES, INCORPORATED
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)


                0-27460                                   16-1158413
        (Commission File Number)            (I.R.S. Employer Identification No.)


205 Indigo Creek Drive, Rochester, New York                14626
  (Address of principal executive offices)               (Zip Code)


                               (585) 256-0200
                      (Registrant's telephone number,
                             including area code)


                                (Not Applicable)
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On July 11, 2005, Performance Technologies, Incorporated announced a stock repurchase program. A copy of the press release is being furnished as Exhibit
99.1 to this Form 8-K.

(c) Exhibits.

(99.1) Press release issued by Performance Technologies, Incorporated on July 11, 2005.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                PERFORMANCE TECHNOLOGIES, INCORPORATED


July 12, 2005                  By:/s/   Donald L. Turrell
                               ---------------------------------
                                        Donald L. Turrell
                                        President and
                                        Chief Executive Officer


July 12, 2005                  By:/s/   Dorrance W. Lamb
                               ---------------------------------
                                        Dorrance W. Lamb
                                        Chief Financial Officer and
                                        Vice President of Finance

                                                                    Exhibit 99.1


For more information contact:
Dorrance W. Lamb
Chief Financial Officer
Performance Technologies
585-256-0200 ext. 276
http://www.pt.com
finance@pt.com
--------------

                        Performance Technologies Begins a
                           New Stock Repurchase Program

          "Repurchase of up to $10 million of Common Stock Authorized"

ROCHESTER, NY - July 11, 2005 -- Performance Technologies, Inc. (Nasdaq NM:
PTIX) today announced that its Board of Directors has authorized the Company to repurchase shares of its common stock for an aggregate purchase price not to exceed $10 million. Under this new program, Performance Technologies shares may be repurchased through open market or private transactions, including block purchases, over the next twelve months and will be used for the Company's stock option plan, potential acquisition initiatives and general corporate purposes. Performance Technologies has approximately 12,866,000 common shares outstanding.

"Management believes the Company is making important progress in its long-range product and market focus targeted at a broad range of communications infrastructure related to voice, data and media applications. The Company has continued to be profitable in a demanding market while pursuing a comprehensive strategy to position itself for solid market growth as the economic environment improves," said Donald Turrell, president and chief executive officer. "Based on continued positive operating results and the Company's aggressive product and market initiatives, it is our belief that the Company's common stock is currently undervalued and represents a highly attractive investment. Our Board of Directors has authorized the use of the Company's strong cash position to repurchase shares of our common stock over the next twelve months and has dedicated $10 million to that repurchase program. This affords management the ability to take advantage of this investment opportunity, while strengthening shareholder value."


About Performance Technologies
Performance Technologies (Nasdaq NM: PTIX) develops integrated platforms, components and software solutions for the world's evolving communications infrastructure. Our broad customer base includes companies in the communications, military and commercial markets. Serving the industry for more than 20 years, our complete line of packet-based products enables equipment manufacturers and service providers to offer highly available and fully-managed systems with time-to-market, performance and cost advantages.

Performance Technologies is headquartered in Rochester, New York. Additional operational and engineering facilities are located in San Diego and San Luis Obispo, California; Norwood, Massachusetts and Ottawa, Canada. For more information, visit www.pt.com.


Forward Looking Statements
The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. This press release contains forward-looking statements which reflect the Company's current views with respect to future events and financial performance, within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and is subject to the safe harbor provisions of those Sections.

These forward-looking statements are subject to certain risks and uncertainties, and the Company's actual results could differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, among other factors, general business and economic conditions, rapid technological changes accompanied by frequent new product introductions, competitive pressures, dependence on key customers, the attainment of design wins, fluctuations in quarterly and annual results, the reliance on a limited number of third party suppliers, limitations of the Company's manufacturing arrangements, the protection of the Company's proprietary technology, the dependence on key personnel, potential delays associated with the purchase and implementation of an advanced planning and scheduling system, and potential impairments of investments. These statements should be read in conjunction with the audited Consolidated Financial Statements, the Notes thereto, and Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company as of December 31, 2004, as reported in its Annual Report on Form 10-K, and other documents as filed with the Securities and Exchange Commission.